EXHIBIT 99.2

NEWS MEDIA CONTACT:

Sears Holdings Public Relations

(847) 286-8371

FOR IMMEDIATE RELEASE:

February 23, 2012

SEARS HOLDINGS TO SEPARATE

SEARS HOMETOWN AND OUTLETS BUSINESSES AND CERTAIN HARDWARE STORES

HOFFMAN ESTATES, Ill – February 23, 2012. Sears Holdings Corporation (NASDAQ: SHLD) announced today that it intends to separate its Sears Hometown and Outlet Businesses and certain hardware stores through a proposed rights offering that is expected to raise approximately $400 million to $500 million.

The rights will entitle holders to purchase shares in the combined Sears Hometown and Outlet Stores businesses and certain hardware stores and will be transferred to holders of Sears Holdings common stock. The record date, subscription price, subscription ratio (the number of rights needed to acquire a share in the newly formed company) and other terms of the rights offering have not yet been determined by the Board of Directors of Sears Holdings, but will be announced prior to the commencement of the offering.

Proceeds from the share subscription will provide additional liquidity to Sears Holdings and are expected to be used for general corporate purposes. The separation will also enable Sears Holdings to focus on its core business. Edward S. Lampert, Chairman of the Board of Directors of Sears Holdings and Chairman and Chief Executive Officer of ESL Investments, Inc. (together with its affiliated funds, ESL), has advised us that ESL, which is Sears Holdings’ largest shareholder, intends to exercise its subscription rights in full at the anticipated valuation, subject to the successful completion of the transaction process.

A registration statement under the Securities Act of 1933 relating to the shares of the combined Sears Hometown and Outlet Stores businesses and hardware stores has not yet been filed with the Securities and Exchange Commission. Subject to the effectiveness of such a registration statement, it is expected that the rights offering will be completed during the second half of 2012. The securities may not be sold nor may offers to buy the securities be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

This press release contains forward-looking statements about our expectations for the separation of our Sears Hometown and Outlet Stores businesses and certain hardware stores (collectively, “Newco”), including the intended structure and timing of the transaction, the amount we expect to receive as a result of the transaction, the expressed intention of our largest shareholder, ESL, with respect to its participation and support for the transaction. Forward-looking statements are subject to risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: changes in our accounting and other assumptions with respect to the value of Newco; the actual valuation of Newco by our shareholders and other third parties; the operational and financial profile of Sears Holdings Corporation or any of its businesses and Newco after giving effect to the transaction; the ability of Newco to operate as an independent entity, including its ability to source merchandise on acceptable terms; the extent to which our largest shareholder ESL actually exercises its rights to purchase shares of Newco; the extent to which we are able to complete the transaction on terms that are favorable to us, on the intended timetable or at all; and other factors that impact our business and results of operations. We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available.